Exhibit 99.1

July 1, 2010

Eagle Rock Energy Partners Announces Preliminary Results of Rights Offering

Eagle Rock Energy Partners, L.P. (the “Partnership” or “Eagle Rock”) (NASDAQ: EROC) announced today that its previously announced rights offering expired in accordance with its terms at 5:00 p.m., New York City time, on June 30, 2010.

The preliminary results indicate that the rights offering was over-subscribed and, accordingly, the Partnership expects to issue a total of 21,557,164 common units and 21,557,164 warrants to unitholders that exercised their rights.  Basic subscription rights that were not exercised by 5:00 p.m., New York City time, on June 30, 2010 have expired.  Approximately 1.2 million basic subscription rights were not exercised, making those common units and warrants available to fulfill over-subscriptions.  Because over-subscription requests exceeded the number of rights available for over-subscription, the subscription agent will allocate the common units and warrants available pursuant to over-subscription rights in accordance with the procedures described in the final prospectus dated May 27, 2010.  The Partnership estimates it will receive net proceeds of approximately $53.7 million from the rights offering.

The Partnership expects that common units and warrants subscribed for will be mailed to participants or credited through DTC on or about Friday, July 9, 2010.  Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent as promptly as practicable following such distribution.  In addition, the Partnership expects that the warrants will begin trading on the NASDAQ Global Select Market on or about Friday, July 9, 2010 under the symbol “EROCW.”

The Partnership filed a registration statement on Form S-3 with the Securities and Exchange Commission that registers the common units and the warrants underlying the subscription rights and the common units issuable upon exercise of the warrants, and the registration statement was declared effective on March 30, 2010.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; and b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:

Jeff Wood, 281-408-1203

Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350

Senior Financial Analyst

This news release may include “forward-looking statements.”  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, including any statements related to the rights offering, are forward-looking statements and speak only as of the date on which such statement is made.  These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements.  The Partnership assumes no obligation to update any forward-looking statement as of any future date.  For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the SEC for the year ended December 31, 2009, and the Partnership’s Forms 10-Q, filed with the SEC for subsequent quarters, as well as any other public filings and press releases.